SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2005
ORBIMAGE INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50933	54-1660268

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
21700 Atlantic Boulevard
Dulles, Virginia 20166
(703) 480-7500

(Address and Telephone Number of Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed since Last Report)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d) Election of Director
On November 10, 2005, the Board of Directors of ORBIMAGE Holdings Inc., as permitted by its bylaws, expanded the size of the Board of Directors by one seat, creating a vacancy on the Board. The Board then appointed James M. Simon, Jr. to fill the vacancy and serve as a Director effective immediately, until a successor is chosen by the stockholders of the corporation. Mr. Simon is the founding Director of the Microsoft Institute for Advanced Technology in Governments. His directorship expands the current board to eight members. A copy of the November 14, 2005 press release announcing Mr. Simon’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.
There is no understanding or arrangement between Mr. Simon and any other person or persons with respect to his appointment as director. From April to September 2004, Mr. Simon performed services for ORBIMAGE as a consultant relating to its bid for a contract under a government program for which it successfully competed. Mr. Simon’s consulting company, IntelligenceEnterprises LLC, received less than $60,000 for such services. Other than such consulting services, since January 1, 2004, there have been no transactions, nor are there any currently proposed transactions to which ORBIMAGE Holdings Inc. or its subsidiaries, was or is to be a party with Mr. Simon, or in which any member of his immediate family, had, or will have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
99.1   Press Release, date November 14, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBIMAGE INC.
Dated: November 14, 2005	By:	/s/ William L. Warren
William L. Warren
Vice President, General Counsel & Secretary